Exhibit 23.2


          INDEPENDENT AUDITORS' CONSENT

          We consent to the use in this Registration Statement of Grand Court Lifestyles, Inc. on Form S-1 of our report dated April 26, 1996, except for Note 11 which is as of June 11, 1996, appearing in the Prospectus, which is part of this Registration Statement.

          We also consent to the reference to us under the heading "Experts" in such Prospectus.


          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP
          New York, New York
          June 10, 1996